UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004 (December 7, 2004)

NEXTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19656	36-3939651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrants’ Telephone Number, Including Area Code: (703) 433 - 4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On December 7, 2004, we amended and restated our cash compensation deferral plan, or the deferral plan, which allows eligible directors and eligible employees (as such terms are defined in the deferral plan), including our named executive officers, to defer a portion of their base salary and bonus compensation (as such terms are defined in the deferral plan). We principally amended the deferral plan with respect to all amounts to be deferred after 2004 so that its terms would conform to the American Jobs Creation Act of 2004, which changed certain tax rules that govern deferred compensation plans such as our deferral plan. Under the amended and restated deferral plan, prior to the commencement of a particular tax year, participants must designate the amount of compensation related to that tax year that they wish to defer. This designation generally may not be modified or revoked once the tax year has begun. At the same time, participants must choose whether to have their deferred amounts distributed to them upon separation of their service with us or following a specified number (not less than five) of years in the future from the date of deferral. Under the amended and restated deferral plan, distributions of post-2004 deferrals based upon the date of separation of service to participants who are deemed “key employees” of ours (as determined under applicable tax law) may not be made until six months after the date of such separation of service. A participant may change these elections only if he or she meets certain conditions set forth in the deferral plan. Under the amended and restated deferral plan, with respect to amounts deferred after 2004, participants may receive distributions prior to the time that they elected to receive them only if they become disabled, upon their death, if there is a change of control of Nextel (as defined by applicable tax law), or in the case of an unforeseeable emergency. A copy of the amended and restated deferral plan is filed as exhibit 10.1 to this report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
10.1	Nextel Communications, Inc. Cash Compensation Deferral Plan, as amended and restated December 7, 2004

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

By:	/s/ Thomas D. Hickey

Thomas D. Hickey
Vice President and Assistant Secretary

Date: December 7, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Nextel Communications, Inc. Cash Compensation Deferral Plan, as amended and restated December 7, 2004